EXHIBIT (h)(3)(vii)

STERLING CAPITAL FUNDS

AMENDMENT TO

SUB-ADMINISTRATION SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of December 12, 2013 by and between Sterling Capital Management LLC (“Administrator”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and Administrator are parties to a Sub-Administration Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds (the “Trust”).

B.	Administrator and BNY Mellon desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.         Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.

2.         Miscellaneous.

(a)        As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)        This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Kenneth R. Cotner
Name: Kenneth R. Cotner
Title: Managing Director

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Wayne D. Weaver
Name: Wayne D. Weaver
Title: Managing Director

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of December 12, 2013, is Exhibit A to that certain Sub-Administration Services Agreement dated as of December 18, 2006, as amended, between Sterling Capital Management LLC and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) (the “Agreement”) relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.

FUNDS

Sterling Capital Short Duration Bond Fund (f/k/a Sterling Capital Short-Term Bond Fund)

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Large Cap Value Diversified Fund (f/k/a Sterling Capital Select Equity Fund)

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Small Cap Value Diversified Fund (f/k/a Sterling Capital Small Value Fund)

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Ultra-Short Bond Fund

Sterling Capital Long/Short Equity Fund